UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Definitive Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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TRANSDEL PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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TRANSDEL PHARMACEUTICALS, INC.

1302 Waugh Drive, Suite 618

Houston, Texas 77019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

January 25, 2012

To Our Stockholders:

The purpose of this letter is to inform you that stockholders of Transdel Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the “Company”, “we”, “us” or “our”), holding voting rights equivalent to 79% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock, executed written consents in lieu of a special meeting approving the following items:

1.

Amending the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 50,000,000 shares to 395,000,000 shares and to effect a change in the name of the Company from Transdel Pharmaceuticals, Inc. to Imprimis Pharmaceuticals, Inc.;

2.

Authorizing the Board, at their discretion, to effect a Reverse Split of the Company’s common stock at an exchange ratio of (i) one-for-six, (ii) one-for-eight, (iii) one-for-ten, or (iv) one-for-20 (the “Reverse Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Split and which exchange ratio to implement; and

3.

Authorizing and approving an amendment to the Company’s 2007 Incentive Stock and Awards Plan.

Our Board of Directors approved the proposed Reverse Split on January 23, 2012, but our Board has not yet determined whether to implement it or which exchange ratio to implement.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Under the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and Bylaws, stockholder action may be taken by written consent without a meeting of stockholders.  The above-described action by our Board of Directors and the written consent of our stockholders is sufficient under the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Bylaws to approve the all of the corporate actions described above. Accordingly, these corporate actions will not be submitted to the other stockholders of the Company for a vote.  Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law.  We will first mail this Information Statement to stockholders on or about January _____, 2012.

January 25, 2012

By Order of the Board of Directors

of Transdel Pharmaceuticals, Inc.

By:

 /s/ Mark L. Baum

Mark L. Baum

Chairman of the Board of Directors

TRANSDEL PHARMACEUTICALS, INC.

1302 Waugh Drive, Suite 618

Houston, Texas 77019

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of January 23, 2012 in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended, of the actions taken by our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

General

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “Commission”) and is being furnished to the holders of the outstanding and voting shares of stock of Transdel Pharmaceuticals, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”). The purpose of this Information Statement is to provide notice that a majority of our stockholders have executed written consents in lieu of a special meeting approving the following items:

1.

Amending the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 50,000,000 shares to 395,000,000 shares (the “Authorized Share Increase”);

2.

Amending the Company’s Amended and Restated Certificate of Incorporation to affect a change in the name of the Company from Transdel Pharmaceuticals, Inc. to Imprimis Pharmaceuticals, Inc. (the “Name Change”);

3.

Authorizing the Board, at their discretion, to effect a Reverse Split of the Company’s common stock at an exchange ratio of (i) one-for-six, (ii) one-for-eight, (iii) one-for-ten, or (iv) one-for-20 (the “Reverse Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Split and which exchange ratio to implement; and

4.

Authorizing and approving an amendment to the Company’s 2007 Incentive Stock and Awards Plan (the “Plan Amendment” and collectively with the Authorized Share Increase, the Name Change and the Reverse Split, the “Corporate Actions”).

The Company’s Board approved the Corporate Actions effective January 25, 2012 and fixed January 25, 2012 as the record date for determining the stockholders entitled to give written consent to the Corporate Actions.  This Information Statement will be mailed on or about February _____, 2012 to those persons who were stockholders of the Company as of the close of business on the record date.  The Corporate Actions related to the Name Change and Plan Amendment are expected to become effective on or about February ____, 2012 (the “Effective Date”), and the Corporate Actions related to the Reverse Split may happen at any time within 12 months of the date of the approval by the Company’s Board of such Corporate Action. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a majority of the Company’s stockholders have already approved of the Corporate Actions by written consent, the Company is not seeking approval for the Corporate Actions from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Corporate Actions. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Actions as required by the Exchange Act.

Vote Required; Written Consent Obtained

As of the date of the stockholder action and the Record Date, there were 15,882,061 shares of common stock issued and outstanding and 10 shares of Series A Preferred Stock issued and outstanding.  All of the shares of Series A Preferred Stock are held by DermaStar International, LLC (“DermaStar”) and were issued in consideration for DermaStar’s investment in the Company and extension of a Line of Credit in connection with the dismissal of the Company’s voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the “Chapter 11 Case”).

Pursuant to the Series A Convertible Preferred Stock Certificate of Designation, the ten outstanding shares of Series A Preferred Stock are convertible into, and have voting power equivalent to, 59,988,002 shares of our common stock.  Prior to the Effective Date of the Authorized Share Increase, our Amended and Restated Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of capital stock.  Until the Effective Date of the Authorized Share Increase, DermaStar has the ability to convert five of its ten shares of Series A Preferred Stock into 29,994,001 shares of common stock, representing approximately 65% of the capital stock of the Company on an as-converted basis.  Following the Effective Date of the Authorized Share Increase, the holder of the Series A Preferred Stock will be able to convert all ten shares of Series A Preferred Stock into 59,988,002 shares of common stock, representing approximately 79% of the capital stock of the Company on an as-converted basis.  Because the Series A Preferred Stock votes on an as-converted basis together with the common stock, the holder of the Series A Preferred Stock has control over approximately 79% of the voting securities of the Company.

Under Delaware General Corporation Law and the provisions of our Amended and Restated Certificate of Incorporation and Bylaws, approval of the Corporate Actions requires the affirmative vote or written consent of (i) holders of at least a majority of the voting interests in the Company voting together as a single class and (ii) holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.  The written consent approving the Corporate Actions was executed by the holders of all of the outstanding shares of Series A Preferred Stock, which represented as of the Record Date voting interests equivalent to 79% of our outstanding common stock.  Consequently, the corporate action described in this Information Statement was approved without the vote or written consent of any other stockholders of the Company.

No Dissenters’ Rights

The Delaware General Corporation Law does not provide for dissenter’s rights in connection with any of the Corporate Actions described in this Information Statement.

CORPORATE ACTION NO. 1

INCREASE IN AUTHORIZED STOCK

Overview

The Board has recommended that the stockholders grant authority to the Board to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the Company’s authorized common stock from 50,000,000 shares to 395,000,000 shares and authorized capital stock from 55,000,000 shares to 400,000,000 shares (the “Authorized Share Increase”). A copy of the amendment to our Certificate has been attached hereto as an Annex A (such amendment, the “Certificate Amendment”).

 Our Board approved the Certificate Amendment on January 25, 2012 to increase our authorized share capital so that such shares will be available for issuance for conversion of the Series A Preferred Stock, and for general corporate purposes, including financing activities, without the requirement of further action by our stockholders.  Pursuant to the Series A Convertible Preferred Stock Certificate of Designation, the ten outstanding shares of Series A Preferred Stock are convertible into, and have voting power equivalent to, 59,988,002 shares of our common stock.  Prior to the Effective Date of the Authorized Share Increase, our Amended and Restated Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of capital stock.  As a result, until the Effective Date of the Authorized Share Increase, DermaStar has the ability to convert five of its ten shares of Series A Preferred Stock into 29,994,001shares of common stock, representing approximately 65% of the capital stock of the Company on an as-converted basis.  Following the Effective Date of the Authorized Share Increase, the holder of the Series A Preferred Stock will be able to convert all ten shares of Series A Preferred Stock into 59,988,002 shares of common stock, representing approximately 79% of the capital stock of the Company on an as-converted basis.  Because the Series A Preferred Stock votes on an as-converted basis together with the common stock, the holder of the Series A Preferred Stock has control over approximately 79% of the voting securities of the Company.

As of January 25, 2012, the Board of Directors of the Company approved, and the Company entered into, separate waiver and settlement agreements with the two parties holding $56,087 in unsecured accounts payable debt (“Unsecured Debt”), and a $1,000,000 7.5% convertible promissory note issued by the Company on April 5, 2010 that is currently in default, pursuant to which the holders of the convertible note and Unsecured Debt are required to convert the note and the Unsecured Debt into an aggregate of 72,979,573 shares of common stock upon the effective date of the Authorized Share Increase in full satisfaction of all amounts owing under the convertible note. In addition, potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, issuances in connection with the settlement of due and payable convertible notes, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense of delay of seeking stockholder approval. We are at times investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our stockholders. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose outside of the Company’s ordinary course of business.

Other than the impact on the holder of the Series A Preferred Stock, the amendment to our Certificate to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders.  However, our Board will have the authority to issue shares of our common stock without requiring future stockholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized common stock is issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our Company without further action by the stockholders.  Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Vote Required

Under Delaware General Corporation Law and the provisions of our Amended and Restated Certificate of Incorporation and Bylaws, approval of the Certificate Amendment, including the Authorized Share Increase, requires the affirmative vote or written consent of (i) holders of at least a majority of the voting interests in the Company voting together as a single class and (ii) holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.  The written consent approving the Certificate Amendment, including the Authorized Share Increase, was executed by the holder of all of the outstanding shares of Series A Preferred Stock, which represented as of the record date voting interests equivalent to 79% of our outstanding common stock.  Consequently, the Certificate Amendment, including the Authorized Share Increase, was approved without the vote or written consent of any other stockholders of the Company.

CORPORATE ACTION NO. 2

CORPORATE NAME CHANGE

Overview

Currently, the Company’s Certificate provides that the name of the Company is Transdel Pharmaceuticals, Inc. The Certificate Amendment will change the name of the Company to Imprimis Pharmaceuticals, Inc. (the “Name Change”).  The Board believes that a change of the Company’s name to “Imprimis Pharmaceuticals, Inc.” will facilitate the Company’s efforts to re-brand and re-market itself and its potential products following the dismissal of the Chapter 11 Case in December 2011.

Changing the Company’s name will not have any effect on its corporate status, the rights of stockholders or the transferability of outstanding stock certificates.  After the name change takes effect, stock certificates bearing the name “Transdel Pharmaceuticals, Inc.” will represent shares in Imprimis Pharmaceuticals, Inc.

In connection with the name change, the trading symbol and CUSIP number of the common stock will also be changed.  The Company will apply to FINRA for a new trading symbol and to the CUSIP bureau for a new CUSIP number, and subsequently the common stock will be assigned a new trading symbol and a new CUSIP number.

Vote Required

Under Delaware General Corporation Law and the provisions of our Amended and Restated Certificate of Incorporation and Bylaws, approval of the Certificate Amendment, including the Name Change, requires the affirmative vote or written consent of (i) holders of at least a majority of the voting interests in the Company voting together as a single class and (ii) holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.  The written consent approving the Certificate Amendment, including the Name Change, was executed by the holders of all of the outstanding shares of Series A Preferred Stock, which represented as of the record date voting interests equivalent to 79% of our outstanding common stock.  Consequently, the Certificate Amendment, including the Name Change, was approved without the vote or written consent of any other stockholders of the Company.

CORPORATE ACTION NO. 3

REVERSE SPLIT OF COMMON STOCK

Overview

The Board has recommended that the stockholders grant authority to the Board to affect a reverse split of the Company’s common stock (the “Reverse Split”) at a ratio of (i) one-for-six, (ii) one-for-eight, (iii) one-for-ten, or (iv) one-for-20, subject to a “Reverse Threshold” such that the Reverse Split shall not result in any stockholder holding at least 100 shares prior to a Reverse Split owning less than 100 shares after the Reverse Split.  Our Board of Directors retains the discretion of whether to implement the Reverse Split and which exchange ratio to implement, with the exact exchange ratio to be determined by the Board of Directors within 12 months of the date of the approval of the Reverse Split by the Company’s stockholders, or January 25, 2013.

The Reverse Split will have no effect on shares of the Company’s Preferred Stock currently authorized, issued and outstanding. In the event the Board affects a Reverse Split, the total number of authorized shares and the par value of the shares of common stock will remain unchanged. The Reverse Split will be effectuated pursuant to an amendment to the Certificate.

Following the effectiveness, if any, of a Reverse Split, current stockholders shall be issued fewer shares of common stock, with such number of shares dependent on the ratio ratified by the Board. For example, if the Board approves of a 1-for-10 Reverse Split, a stockholder owning 1,000 shares of common stock prior to such Reverse Split would hold 100 shares of common stock following such Reverse Split. THE HIGHER THE REVERSE RATIO (1-FOR-20 BEING HIGHER THAN 1-FOR-6 FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, POST REVERSE SPLIT, WILL EXPERIENCE.

In deciding whether to implement the Reverse Split and the Reverse Ratio to be used, the Board will consider, among other things: (i) the potential impact and anticipated benefits of the Reverse Split and the relevant Reverse Ratio; (ii) the market price of the Company’s common stock; (iii) the number of shares that will be outstanding after the split; (iv) the stockholders’ equity at such time; (v) the shares of common stock available for issuance in the future; (vi) the liquidity of the common stock in the market; and (vii) the nature of the Company’s operations. The Board shall maintain the right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Purposes of the Reverse Split

The Board believes that the number of shares of the Company’s outstanding common stock may need to be reduced with the goal of: (i)  better matching the number of shares outstanding with the size of the Company in terms of market capitalization, stockholders’ equity, operations and potential earnings; (ii) better enabling the Company to raise funds to finance our possible sales and marketing activities; (iii) facilitating higher levels of institutional stock ownership where investment policies generally prohibit investments in lower-priced securities; and (iv) encouraging investor interest and improving the marketability of our common stock to a broader range of investors as a result of the potential increase in stock price resulting from the reverse split.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the possible higher market price resulting from the Reverse Split could, to some extent, reduce the negative effects on the marketability and liquidity of the common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, a higher share price may give the Company the added flexibility to list its shares on a different stock exchange or quotation service, such as the Nasdaq National Market, although the Company has no current plans to do so.

The purpose of seeking stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Split. Following the Effective Date of this corporate action, the Board will affect a Reverse Split only upon the Board’s determination that a Reverse Split would be in the best interests of the Company at that time. If the Board were to affect a Reverse Split, the Board would set the timing for such a split and select the specific ratio as set forth herein. No further action on the part of stockholders will be required to either implement or abandon the Reverse Split. If the Board determines to implement the Reverse Split, we would communicate to the public, prior to the effective date of the Reverse Split, additional details regarding the Reverse Split, including the specific ratio the board selects.

After the effective date of the Reverse Split, each stockholder will own fewer shares of our common stock. The Reverse Split would not change the number of authorized shares of common stock designated by the Certificate, the par value of our common stock, or the number of shares of Preferred Stock authorized, issued and outstanding. Following the Effective Date of the Certificate Amendment, we will have authorized 400,000,000 shares of stock, including 395,000,000 shares of common stock and 5,000,000 shares of preferred stock. Thus, following a Reverse Split, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our Certificate would effectively increase. These additional shares of common stock would be available for issuance from time to time for corporate purposes such as, but not limited to, raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares may provide us with the flexibility to meet our business needs as they arise. If we issue additional shares for any purposes, the ownership interest of our current stockholders would be diluted in the same manner as would result from any other share issuance. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose.

The Reverse Split may not have any of the desired consequences described above.  Specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split or that we will be able to achieve the other business goals we have identified above.

The effect of a Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar Reverse Splits for companies in like circumstances is varied.  It is possible that the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split.  The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

The liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of common stock that would become available for issuance following the Reverse Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

Effect of the Reverse Split

After the Effective Date of the proposed Reverse Split and subject to the Reverse Threshold, each common stockholder will own a reduced number of shares of our common stock.  A standard reverse split may have resulted in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares. In order to assist stockholders in controlling such costs, the Reverse Split shall be subject to the Reverse Threshold such that no stockholder shall be reversed below 100 shares. For example, a stockholder holding 200 shares of Common Stock prior to a 1 for 6 reverse split would normally be issued 34 shares of Common Stock following the Reverse Split, but, due to the Reverse Threshold, such stockholder would own 100 shares of Common Stock following the Reverse Split. All stockholders holding less than 100 shares pre-Reverse Split will be affected by the Reverse Split.  Other than with respect to the Reverse Threshold and to the extent that the Reverse Split results in any of our common stockholders owning a fractional share as described below, the proposed Reverse Split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interest in us.  The number of stockholders of record will not be affected by the proposed Reverse Split.

The table below shows the approximate number of common shares that would be issued and outstanding upon the implementation of the Reverse Split at each ratio from one-for-six to one-for-20 based on our estimated capitalization as of the Record Date, which does not reflect any changes to our capitalization as a result of the Authorized Share Increase described elsewhere in this Information Statement.   The calculation below does not take into account fractional shares that will be paid in cash or the effect of the Reverse Threshold.

Shares Issued and Outstanding
As of the Record Date	15,882,061
If 1-for-6 Reverse Split Enacted	2,647,010
If 1-for-8 Stock Split Enacted	1,985,258
If 1-for-10 Stock Split Enacted	1,588,206
If 1-for-20 Stock Split Enacted	794,103

Although the proposed Reverse Split will not affect the rights of common stockholders or any common stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares and the Reverse Threshold, the number of authorized shares of common stock and preferred stock will not be reduced. This, together with the Authorized Share Increase, will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.  The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate or Bylaws.

The Company has reserved for issuance upon exercise of outstanding stock options and warrants and shares that may be reserved in the future upon future grants of stock options in accordance with our stock option plans.  Additionally, the Company is presently negotiating with its creditors to negotiate debt instruments that may be due and payable and which the Company does not presently have funds to pay.  Such creditors may be persuaded to accept common stock or convertible preferred shares of common stock, and to the extent this occurred, additional share issuances would create additional dilution to our stockholders.  Thus, our Board of Directors may, from time to time, deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. In that event, our Board of Directors would seek approval of the stockholders if required at that time. The Reverse Split is not part of any plan or proposal to “take the Company private”.

The proposed Reverse Split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the Reverse Split and will affect a proportionate increase in the exercise price of such outstanding stock options.  In connection with the proposed Reverse Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  The proposed Reverse Split would have a similar effect upon our outstanding warrants and stock purchase rights under our stockholder rights plan.

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Split will not affect the registration of the common stock under the Exchange Act.  If the proposed Reverse Split is implemented, our common stock will continue to be reported on the Pink Sheets under the symbol “TDLPQ”, unless we choose to list our common stock on another market or exchange.

The proposed Reverse Split will not affect the par value of our common stock.  As a result, on the Effective Date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

The proposed Reverse Split will not affect the rights, preferences and privileges of the Series A Preferred Stock, and will not reduce the number of Series A Preferred Stock outstanding.  There are currently outstanding 10 shares of Series A Preferred Stock, all of which are issued to DermaStar International, LLC. If implemented, following the Reverse Split, the outstanding shares of Series A Preferred Stock will continue to have the same voting rights as currently set forth under the provisions of our Certificate, which are summarized above under “—Vote Required.” The conversion price and conversion ratio of the Series A Preferred Stock will be adjusted proportionately to reflect the Reverse Split.

Payment for Fractional Shares

We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded up to the nearest whole share.

Exchange of Stock Certificates

The conversion of the shares of our common stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

We estimate that our aggregate expenses relating to the Reverse Split will be approximately $1,000.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.001 per share after the Reverse Split.  However, the common stock as designated on our balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the common stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid-In Capital as designated on our balance sheet would be increased by an amount equal to the amount by which the common stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to affect the Reverse Split, if implemented, and we will not independently provide our stockholders with any such rights.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax considerations of the proposed Reverse Split.  It addresses only U.S. Stockholders (as defined herein) who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).  It does not address tax considerations under state, local, foreign and other laws.

As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia), (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b)  the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations.  The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-Reverse Split shares and post-Reverse Split shares, or the partners of such partnership.  Such partnerships and their partners should consult their own tax advisors.  The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation.  Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

The Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the Reverse Split qualifies as a reorganization, a U.S. Stockholder generally will not recognize gain or loss on the Reverse Split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares.  The aggregate tax basis of the post-Reverse Split shares received will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Split shares received will include the holding period of the pre-Reverse Split shares exchanged.

A holder of the pre-Reverse Split shares who receives cash in lieu of a fractional share interest in the post-Reverse Split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Split shares allocated to the fractional share interest and the cash received.  Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Split shares were held for one year or less and long term if held more than one year.  It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the Reverse Split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.

No gain or loss will be recognized by us as a result of the Reverse Split.

Vote Required

Our Board has adopted, ratified and approved of the Reverse Split and subsequently submitted the proposed Reverse Split to our stockholders for their approval.  Under Delaware General Corporation Law and the provisions of our Amended and Restated Certificate of Incorporation and Bylaws, approval of the Reverse Split Certificate Amendment requires the affirmative vote or written consent of (i) holders of at least a majority of the voting interests in the Company voting together as a single class and (ii) holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.  The written consent approving the Reverse Split Certificate Amendment was executed by the holders of all of the outstanding shares of Series A Preferred Stock, which represented as of the record date voting interests equivalent to 79% of our outstanding common stock.  Consequently, the Reverse Split Certificate Amendment was approved without the vote or written consent of any other stockholders of the Company, thus granting authority to the Board to amend the Company’s Certificate and effectuate the Reverse Split in its discretion.

CORPORATE ACTION NO. 4

AMENDMENT TO THE COMPANY’S 2007 INCENTIVE STOCK AND AWARDS PLAN

The 2007 Incentive Stock and Awards Plan (the “Plan”) was originally approved by the Board and the stockholders of the Company on September 17, 2007 and prior to the approval of the amendments to the Plan discussed below, provided for the granting of stock options and awards to purchase up to a maximum of 3,000,000 shares of common stock (subject to adjustment in the event of certain capital changes).

On January 25, 2012, our Board unanimously approved the below amendments to the Plan (collectively, the “Plan Amendments”) and recommended their approval to our stockholders.  Also on January 25, 2012, our stockholders approved the below Plan Amendments, which:

(1) Increase the number of shares authorized for issuance under the Plan from 3,000,000 shares to 30,000,000 shares;

(2) Add per person limits on the number of shares subject to awards that may be granted to any individual during any calendar year;

(3) Add new performance goals that may be used under the Plan; and

(4) Modify the definition of “fair market value”.

The Board believes that the Plan Amendments will allow us to continue to use the Plan to attract and retain key talent, encourage stock ownership by our employees, non-employee directors and consultants and to receive a federal income tax deduction for certain compensation paid under the Plan.

As of immediately prior to the Board and stockholder approval of the Plan Amendments, the Plan had 448,220 shares available for future awards.  As of the Effective Date, the Plan, as amended, will have 27,448,220 shares available for future awards (not adjusted for grants made under the Plan prior to the Effective Date).  A copy of the Plan Amendments is attached hereto as Annex B.

The following is a summary of the principal terms of the amended Plan.

General

Purpose. The Plan is intended to provide an incentive, to retain the Company’s officers, directors, employees, consultants and advisors, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. It is further intended that certain options granted pursuant to the Plan constitute incentive stock options (the “Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) while certain other options granted pursuant to the Plan will be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

Administration. The Board will appoint and maintain as administrator of the Plan a committee (the “Committee”), which will serve at the pleasure of the Board. The Committee, subject to certain provisions of the Plan, has full power and authority to designate recipients of Options and restricted stock (“Restricted Stock”) and to determine the terms and conditions of the respective Option and Restricted Stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee also has the authority to designate which Options granted under the Plan will be Incentive Options and which will be Nonqualified Options. In the event that for any reason the Committee is unable to act or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee shall be deemed to be references to the Board.

Eligible Participants. The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock (the “Grantees” and together with Optionees, the “Participants”) include directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that Incentive Options may only be granted to employees of the Company and any subsidiary. The Plan currently has eight Participants.

Shares of the Company’s Common Stock Authorized Under the Plan. The Plan currently authorizes the grant of awards to Participants with respect to a maximum of 3,000,000 shares of Common Stock, which will increase to 30,000,000 as of the effective date of the Plan Amendment.  As of January 23, 2012, the Plan had 448,220 shares available for future awards, which will increase to 27,448,220 shares as of the Effective Date of the Plan Amendments.

Effective Date and Duration of the Plan. The effective date of the Plan is September 17, 2007. No Option or award of Restricted Stock will be granted pursuant to the Plan on or after the date which is ten years from the effective date of the Plan, but Options and awards of Restricted Stock theretofore granted may extend beyond that date.

Terms and Conditions of Options

Option Price. The purchase price of each share of Common Stock purchasable under an Incentive Option is determined by the Committee at the time of grant, but will not be less than 100% of the Fair Market Value (as defined below) of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share of Common Stock will be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price of each share of Common Stock purchasable under a Nonqualified Option will not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted. “Fair Market Value” means the closing price on the day of the grant of the Option or Restricted Stock on the principal securities exchange on which shares of our Common Stock are listed (if the shares of Common Stock are so listed), or on The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC or OTC Bulletin Board (if the shares of Common Stock are regularly quoted on The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC or OTC Bulletin Board, as the case may be), or, if no closing price was reported on that date, as applicable, on the last trading date such closing price was reported, or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of our Common Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

Option Term. The term of each Option will be fixed by the Committee, but no Option may be exercisable more than ten years after the date such Option is granted. Further, in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, no such Incentive Option may be exercisable more than five years after the date such Incentive Option is granted.

Exercisability. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options will vest and become exercisable as to one-third of the total number of shares subject to the Option on each of the first, second and third anniversaries of the date of grant; and provided further that no Options may be exercisable until such time as any vesting limitation required by Section 16 of the Securities Exchange Act of 1934, and related rules, will be satisfied if necessary for continued validity of the exemption provided under Rule 16b-3(d)(3).

Upon the occurrence of a “Change in Control” (as defined in the Plan), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option will terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee will receive, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount may be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee may determine in its sole discretion. If Change of Control is defined in an employment agreement between the Company and an Optionee, then, with respect to such Optionee, Change of Control will have the meaning ascribed to it in such employment agreement.

Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Common Stock owned by the Optionee (based on the Fair Market Value of the Common Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Common Stock withheld by the Company from the shares of Common Stock otherwise to be received with such withheld shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price. An Optionee will have the right to dividends and other rights of a stockholder with respect to shares of Common Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions of the Plan will be void and ineffective and will give no right to the purported transferee.

Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee may determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee may determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee will thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death or for the stated term of such Option, whichever period is shorter. “Disability” means an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability will have the meaning ascribed to it in such employment agreement.

Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee may determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee will thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death or for the stated term of such Option, whichever period is shorter. “Normal Retirement” is defined as retirement from active employment with the Company or any subsidiary on or after the normal retirement date specified in the applicable Corporation or subsidiary pension plan or if no such pension plan, age 65. “Early Retirement” is defined as retirement from active employment with the Company or any subsidiary pursuant to the early retirement provisions of the applicable Corporation or subsidiary pension plan or if no such pension plan, age 55.

Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined in the Plan), the Option will thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination or the balance of such Option’s term, which ever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a subsidiary, or vice versa, or from one subsidiary to another, will not be deemed to constitute a termination of employment or service for purposes of the Plan. Notwithstanding the foregoing, in the event that the Optionee’s employment or service with the Company or any subsidiary is terminated by the Company or such subsidiary for Cause (as defined in the Plan), any unexercised portion of any Option will immediately terminate in its entirety.

Limit on Value of Incentive Stock Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Common Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any subsidiary) shall not exceed $1,000,000.

Terms and Conditions of Restricted Stock

Restricted Stock may be granted under the Plan aside from, or in association with, any other award and is subject to the following conditions and may contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee deems desirable:

Grantee rights. A Grantee has no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee deems desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee will have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described below.

Issuance of Certificates. The Corporation will issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock will be subject to the same restrictions as such shares of Restricted Stock.

Change of Control. Upon the occurrence of a Change in Control as defined in the Plan, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions will be forfeited and the Company will have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

Section 162(m) of the Code.

The maximum number of shares with respect to which Options may be granted to an Optionee during a calendar year is nine million (9,000,000) shares.  In addition, in connection with an Optionee’s commencement of employment or service with the Company, an Optionee may be granted Options for up to an additional one million (1,000,000) shares which shall not count against the limit set forth in the previous sentence.  The foregoing limitations shall be adjusted proportionately by the Committee in the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the shares.  Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which Options may be granted to eligible Participants under the Plan during a specified period. Compensation paid pursuant to Options granted under the Plan and with an exercise price equal to the Fair Market Value of the shares on the date of grant is deemed to be inherently performance-based, since such awards provide value to Participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any Option is canceled, the canceled Option shall continue to count against the maximum number of shares with respect to which an Option may be granted to an eligible Participant.

For awards of Restricted Stock that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a Participant during a calendar year is nine million (9,000,000) shares. The foregoing limitations shall be adjusted proportionately by the Committee in the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the shares.  In order for Restricted Stock to qualify as performance-based compensation, the Committee must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

The Plan includes the following performance criteria that may be considered by the Committee when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.  The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary.  The performance criteria may be applicable to the Company or any subsidiary of the Company, and/or any individual business units of the Company or any subsidiary of the Company.

Other Provisions

Capital Change of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest will be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Restricted Stock granted under the Plan. The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

Amendment and Termination. The Board may amend, suspend, or terminate the Plan, except that no amendment may be made that would impair the rights of any Participant under any Option or Restricted Stock granted without the Participant’s consent, and except that no amendment may be made which, without the approval of the stockholders of the Company would:

·	materially increase the number of shares that may be issued under the Plan;

·	materially increase the benefits accruing to the Participants under the Plan;

·	materially modify the requirements as to eligibility for participation in the Plan;

·

decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof;

·	extend the term of any Option beyond that provided for in the Plan or by the Committee; or

·	except as otherwise provided for in the Plan, reduce the exercise price of outstanding Options or effect re-pricing through cancellations and re-grants of new Options.

Subject to the forgoing, the Committee may amend the terms of any Option theretofore granted, prospectively or retrospectively, but no such amendment may impair the rights of any Optionee without the Optionee’s consent.

Amended Plan Benefits

The grant of awards under the Plan to eligible Participants is subject to the discretion of the Committee.  As such, with the exception of the following grants, it is not possible to determine the benefits or the amounts to be received under the Plan by the Company’s officers, directors, employees, consultants and advisors:

New Plan Benefits Table

Name of Individual or Identity of Group and Position	Securities Underlying Stock options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Restricted Stock	Dollar Value ($)*
Dr. Balbir Brar, President	9,000,000	$0.09202	-	$270,000
Andrew Boll, Vice-President of Accounting and Public Reporting	600,000	$.09202	-	$18,000
Mr. Mark L. Baum, Chairman of the Board of Directors	5,000,000	$.06	-	$101,000
Dr. Robert Kammer, Director	-	-	-	-
Dr. Jeffrey Abrams, Director	-	-	-	-
All current executive officers, as a group (2 persons)	9,600,000	$.09202	-	$288,000
All non-employee directors, as a group ( directors)	5,000,000	$.06	-	$101,000
All other employees (including all current officers who are not executive officers) as a group	-	-	-	-

*Reflects the dollar amount of the grant date fair value of awards granted on January 23, 2012, measured in accordance with guidance from the Financial Accounting Standards Board (“FASB”) and  based upon the closing price of our common stock on January 23, 2012.

We expect to issue an option to purchase 3,000,000 shares of our common stock to Dr. Joachim Schupp on February 15, 2012, the expected first day of his employment with the Company.  We issued an option to purchase 5,000,000 shares of our common stock to Dr. Paul Finnegan on January 23, 2012.  We expect to issue an option to purchase 600,000 shares of our common stock to Andrew R. Boll on February 1, 2012, the expected first day of his employment with the Company.  Other future awards that may be granted in the discretion of the Administrator are not determinable.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Options. The grant of a Nonqualified Option under the Plan will not result in any federal income tax consequences to the Participant or to the Company. Upon exercise of a Nonqualified Option, the Participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the Fair Market Value of the shares of Common Stock at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Corporation is entitled to an income tax deduction in the amount of the income recognized by the Participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the Participant’s total compensation is deemed reasonable in amount. Any gain or loss on the Participant’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Corporation does not receive a tax deduction for any such gain.

Incentive Options. The grant of an Incentive Option under the Plan will not result in any federal income tax consequences to the Participant or to the Company. A Participant recognizes no federal taxable income upon exercising an Incentive Option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an Incentive Option, the tax consequences depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the Incentive Option was exercised, the Participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Corporation is not entitled to any deduction under these circumstances.

If the Participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the Fair Market Value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Corporation, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the Participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Participant’s total compensation is deemed reasonable in amount.

The “spread” under an Incentive Option—i.e., the difference between the Fair Market Value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a Participant’s alternative minimum tax liability exceeds such Participant’s regular income tax liability, the Participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to Incentive Options, the Participant must sell the shares within the calendar year in which the Incentive Options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock. The grant of Restricted Stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the Fair Market Value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Corporation is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the Participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Corporation does not receive a tax deduction for any such gain.

Recipients of Restricted Stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such Restricted Stock is granted, the amount equal to the spread between the amount paid for such stock and the Fair Market Value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the Restricted Stock is issued.

Vote Required

Our Board has adopted, ratified and approved the Plan Amendments and subsequently submitted the proposed Plan Amendments to our stockholders for their approval.  Under Delaware General Corporation Law and the provisions of our Amended and Restated Certificate of Incorporation and Bylaws, approval of the Plan Amendments requires the affirmative vote or written consent of (i) holders of at least a majority of the voting interests in the Company voting together as a single class and (ii) holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.  The written consent approving the Plan Amendments was executed by the holders of all of the outstanding shares of Series A Preferred Stock, which represented as of the record date voting interests equivalent to 79% of our outstanding common stock.  Consequently, the Plan Amendments were approved without the vote or written consent of any other stockholders of the Company.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTIONS

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Actions cannot be affected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about February ___, 2012 to the stockholders of the Company as of the Record Date.

Pursuant to the consent resolutions adopted by a majority of the stockholders, notwithstanding the fact that the Corporate Actions have been approved by the Company’s majority stockholders, the Company’s Board may, by resolution, abandon the Corporate Actions at any time prior to the effective date of the Corporate Actions without any further action by the Company’s stockholders.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CORPORATE ACTIONS

Some of the Corporate Actions discussed herein may have an over-all effect of making it more difficult to complete a possible acquisition proposal, merger or assumption of control by a principal stockholder and in turn, may make it more difficult to remove the then incumbent management. While it is possible that management could use these provisions to resist or frustrate a third-party transaction as described above, we have no current plans relating to any proposed takeover, have no knowledge of any proposed takeover attempts, nor did we intend to construct or enable any anti-takeover defense or mechanism on our behalf. We have no intent or plan to employ these provisions as anti-takeover devices or for the goal of entrenching the incumbent management and we do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

Increase in Authorized Stock

The increase in authorized common stock may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized common stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized common stock is to provide our Company’s management with certain abilities including, but not limited to, the issuance of common stock to be used for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Stockholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

Reverse Split

In the event the Board affects a Reverse Split as described below, the Company will in effect increase the number of shares that we are authorize to issue in relation to the number of shares of our common stock then outstanding. While it is possible that management could use the additional shares to prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts, our Company presently has no intent or plan to employ any additional authorized shares for such purposes.

CHANGE IN CONTROL – THE DERMASTAR TRANSACTION

On June 26, 2011, the Company filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”), Case No. 11-10497-11 (the “Chapter 11 Case”). On November 21, 2011, in connection with the transactions described below, the Company requested that the Bankruptcy Court dismiss the Chapter 11 Case, and on December 9, 2011, the Bankruptcy Court entered an order dismissing the Chapter 11 Case.

On November 21, 2011, the Company entered into a Secured Line of Credit Letter Agreement (the “Line of Credit Agreement”) with DermaStar International, LLC (“DermaStar”).   The Line of Credit Agreement became effective on December 9, 2011, in connection with the dismissal of the Chapter 11 Case by the Bankruptcy Court.  The Line of Credit Agreement provides for advances to the Company of up to an aggregate of $750,000, subject to the satisfaction by the Company of certain conditions in connection with the initial Advance and each subsequent Advance.  In partial consideration for and in connection with the Line of Credit Agreement, on November 21, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with DermaStar, pursuant to which the Company agreed to issue ten (10) shares of newly-designated Series A Preferred Stock to DermaStar for an aggregate purchase price of $100,000.   The Purchase Agreement became effective on December 9, 2011, in connection with the dismissal of the Chapter 11 Case by the Bankruptcy Court.  On December 12, 2011, the Company and DermaStar consummated the transactions contemplated by the Purchase Agreement.  The shares of Series A Preferred Stock issued to DermaStar in the offering are convertible into 59,988,002 shares of the Company’s Common Stock.  As a result of these transactions with DermaStar, a change in control of our Company occurred.

Additional information regarding the transaction with DermaStar is available in our Current Report on Form 8-K filed with the Commission on December 19, 2011.  See “Miscellaneous” below on how to obtain a copy of the definitive proxy statement and other SEC filings made by us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of January 23, 2012 by: (i) each person who, to the Company’s knowledge, owns more than 5% of its common stock; (ii) each of the Company’s named executive officers and directors; and (iii) all of the Company’s named executive officers and directors as a group.  Beneficial ownership is determined in accordance with the rules and regulations of the Commission.  If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of January 23, 2012, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.  Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address is c/o Transdel Pharmaceuticals, Inc. 1302 Waugh Drive, Suite 618, Houston Texas 77019.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned prior to the Effective Date	Percentage Beneficially Owned prior to the Effective Date(1)	Number of Shares of Common Stock Beneficially Owned following the Effective Date	Percentage Beneficially Owned following the Effective Date(1)
DermaStar International, LLC (8)	29,994,001(4)	65.38%	117,831,502(3)	79.16%
Juliet Singh, Ph.D.	2,564,125 (5)	15.55%	2,564,125 (5)	2.87%
Alexej Ladonnikov	- (6)	*	15,136,073(6)	17.03%
Joseph Grasela	1,171,875(7)	7.38%	1,171,875(7)	1.32%
John Grasela	1,171,875(7)	7.38%	1,171,875(7)	1.32%
Directors & Officers
Jeffery J. Abrams, M.D.	1,625,000(2)	10.23%	1,625,000(2)	1.83%
Mark L. Baum, Esq.	29,994,001(3)(4)	65.38%	117,831,502(3)(4)	79.16%
Dr. Robert J. Kammer	29,994,001(3)	65.38%	117,831,502(3)	79.16%
Dr. Balbir Brar	- (9)	*	- (9)	*
Andrew Boll	- (10)	*	- (10)	*
All current executive officers and directors as a group (5 persons)	31,619,001	68.81%	119,456,502	79.39%

*	Less than 1%

(1)	Based on 15,882,061 shares of our common stock issued and outstanding as of January 23, 2012.

(2)

Jeffrey J. Abrams, M.D., a director, is a trustee of the Abrams Family Trust, which owns 1,562,500 shares of our common stock. Dr. Abrams has sole voting and investment control with respect to the shares of common stock owned by the Abrams Family Trust.  Includes 62,500 shares of common stock issuable upon the exercise of stock options.

(3)

Pursuant to the Series A Convertible Preferred Stock Certificate of Designation, the ten outstanding shares of Series A Preferred Stock held by DermaStar International, LLC (“DermaStar”) are convertible into, and have voting power equivalent to, 59,988,002 shares of our common stock.  Prior to the Effective Date of the Authorized Share Increase, our Amended and Restated Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of capital stock.  Until the Effective Date of the Authorized Share Increase, DermaStar has the ability to convert five of its ten shares of Series A Preferred Stock into 29,994,001shares of common stock.  Following the Effective Date of the Authorized Share Increase, DermaStar will be able to convert all ten shares of Series A Preferred Stock into 59,988,002 shares of common stock, representing approximately 79% of the capital stock of the Company on an as-converted basis.  In addition, DermaStar is the holder of a convertible note and $56,087 in unsecured accounts payable debt and that, upon the Effective Date of the Authorized Share Increase, will immediately convert into 57,843,500 shares of the Company’s common stock.  The Company’s directors Mark L. Baum and Dr. Robert J. Kammer are the Managing Members of DermaStar and both Dr. Kammer and Mr. Baum hold ownership interests in DermaStar, and may be deemed to have voting and dispositive power over the shares. Mr. Baum and Dr. Kammer disclaim beneficial ownership over such shares.

(4)

Following the Effective Date of the Plan Amendments, Mr. Baum will be eligible to purchase 5,000,000 shares of common stock under the 2007 Plan. None of these options have vested and none are currently exercisable.

(5)	Includes 610,000 shares of common stock issuable upon the exercise of stock options.

(6)

Prior to the Effective Date, includes shares of common stock issuable upon the conversion of $1,000,000 principal balance 7.5% convertible note and its accrued interest through January 23, 2012 pursuant to the initial terms of the convertible note. Following the Effective Date of the Authorized Share Increase, Mr. Ladonnikov’s ownership of the convertible note will immediately convert into 15,136,073 shares of the Company’s common stock.

(7)	Joseph Grasela and John C. Grasela are adult siblings living in separate households.

(8)	The address for DermaStar International, LLC is 1302 Waugh Dr., Suite 618, Houston, TX 77019.

(9)

Following the Effective Date of the Plan Amendments, Dr. Brar will be eligible to purchase up to 9,000,000 shares of common stock under the 2007 Plan. None of these options have vested and none are currently exercisable.

(10)

 Following the Effective Date of the Plan Amendments, Mr. Boll will be eligible to purchase up to 600,000 shares of common stock under the 2007 Plan. None of these options have vested and none are currently exercisable.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Pursuant to the Series A Convertible Preferred Stock Certificate of Designation, the ten outstanding shares of Series A Preferred Stock held by DermaStar are convertible into, and have voting power equivalent to, 59,988,002 shares of our common stock.  Prior to the Effective Date of the Authorized Share Increase, our Amended and Restated Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of capital stock.  Until the Effective Date of the Authorized Share Increase, DermaStar has the ability to convert five of its ten shares of Series A Preferred Stock into 29,994,001shares of common stock, representing approximately 65% of the capital stock of the Company on an as-converted basis.  Following the Effective Date of the Authorized Share Increase, DermaStar will be able to convert all ten shares of Series A Preferred Stock into 59,988,002 shares of common stock, representing approximately 79% of the capital stock of the Company on an as-converted basis.  The Company’s directors Mark L. Baum and Dr. Robert J. Kammer are the Managing Members of DermaStar and both Dr. Kammer and Mr. Baum hold ownership interests in DermaStar.

On January 25, 2012, our Board of Directors approved, and we entered into, separate waiver and settlement agreements with the two parties holding a $1,000,000 7.5% convertible promissory note (the “Convertible Note”) issued by the Company on April 5, 2010.  DermaStar had previously acquired eighty percent (80%) of the Convertible Note in a private transaction with Alexej Ladonnikov, the original purchaser of the Convertible Note.  Mr. Ladonnikov is now the holder of twenty percent (20%) of the Convertible Note.  In connection with each of the waiver and settlement agreements, the holders of the Convertible Note each agreed to forever waive their rights to accelerate the entire unpaid principal sum of the Convertible Note and all accrued interest pursuant to Section 1 of the Convertible Note and Section 7 of the Senior Convertible Note Purchase Agreement dated April 5, 2010, as well as certain conversion rights pursuant to Section 3 of the Convertible Note.  In addition, pursuant to the terms of the waiver and settlement agreement by and between the Company and DermaStar (the “DermaStar Waiver Agreement”), DermaStar and the Company agreed to the mandatory conversion of the eighty percent (80%) of the principal and accrued and unpaid interest of the Convertible Note held by DermaStar, at such time as the Company has a sufficient number of authorized common shares to effect such a conversion, into the common stock of the Company at a conversion price of $.01667 (“DermaStar Conversion Price”).  Additionally, DermaStar agreed to a mandatory conversion of an additional $56,086.76 in good and valid current accounts payable of the Company currently held by DermaStar, at such time as the Company has a sufficient number of authorized common shares to effect such a conversion, also at the DermaStar Conversion Price.

Pursuant to the terms of the waiver and settlement agreement by and between the Company and Mr. Laddonikov (the “Ladonnikov Waiver Agreement”), Mr. Ladonnikov and the Company agreed to the mandatory conversion of the twenty percent (20%) of the principal and accrued and unpaid interest of the Convertible Note held by Mr. Laddonikov, at such time as the Company has a sufficient number of authorized common shares to effect such a conversion, into the common stock of the Company at a conversion price of $.015.  Additionally, Mr. Ladonnikov agreed to make a one-time payment to the Company, at such time as the Convertible Note is converted into Company common Stock, of fifty thousand dollars ($50,000).

As of January 23, 2011, the balance of the Convertible Note, including principal and accrued and unpaid interest, equals approximately $1,135,205.  Upon the Effective Date of the Authorized Share Increase, the conversion of the Convertible Note will result in the issuance of approximately 72,979,573 additional shares of the Company’s common stock.

On January 25, 2012, the date of the stockholder approval of the Plan Amendment and Authorized Share Increase, we appointed Dr. Balbir Brar as our President and granted Dr. Brar an option to purchase 9,000,000 shares of our common stock under the Plan.   The option is exercisable in equal installments over a 36 month period, such that the first installment will become exercisable on the first month following the Effective Date of the Plan Amendment and Authorized Share Increase.  On January 25, 2012, we appointed Mr. Andrew Boll as our Vice-President of Accounting and Public Reporting and granted Mr. Boll, beginning February 1, 2012, an option to purchase 600,000 shares of our common stock under the Plan.  The option is exercisable in equal installments over a 36 month period, such that the first installment will become exercisable on the first month following the Effective Date of the Plan Amendment and Authorized Share Increase.  On January 25, 2011, the Board authorized an option grant under the Plan of 5,000,000 shares to Mr. Baum, a Director and Chairman of the Board of Directors, effective as of the Effective Date of the Plan Amendment and the Authorized Share Increase.  The stock option vests in twelve equal monthly periods commencing on January 25, 2012 and ending on January 25, 2013.

Other than as described above, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Actions which is not shared by all other stockholders.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing to us at:  Transdel Pharmaceuticals, Inc., 1302 Waugh Drive, Suite 618, Houston, Texas 77019.

MISCELLANEOUS

 One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.   In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at 858-751-7374 or by mail to our address Transdel Pharmaceuticals, Inc., 1302 Waugh Drive, Suite 618, Houston, Texas 77019, Attn: Corporate Secretary.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

Dated: January 25, 2012	By order of the Board of Directors /s/ Mark L. Baum By: Mark L. Baum Chairman of the Board of Directors

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TRANSDEL PHARMACEUTICALS, INC.

The undersigned, Mark L. Baum, Esq., hereby certifies that:

He is the Secretary of TRANSDEL PHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”).

The Corporation was originally incorporated under the name Bywater Resources Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 11, 2006.   The Corporation filed with the Delaware Secretary of State a Restated Certificate of Incorporation on September 11, 2007, a Certificate of Ownership on June 20, 2011 and a Certificate of Designation on December 9, 2011.

Article First of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

“The name of this Corporation is Imprimis Pharmaceuticals, Inc.”

Article Fourth, Paragraph A of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is Four Hundred Million (400,000,000).  The Classes and aggregate number of share of each class which the Corporation shall have authority to issue are as follows:

1.

Three Hundred Ninety-Five Million (395,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and

2.

Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); and”

This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of this Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on this 25th day of January, 2012.

/s/ Mark L. Baum, Esq.

Mark L. Baum, Esq.

Secretary and Chairman of the Board of Directors

ANNEX B

PLAN AMENDMENT

CERTIFICATE AMENDMENT

AMENDMENT NO. 1

TO THE

TRANSDEL PHARMACEUTICALS, INC. 2007 INCENTIVE STOCK

AND AWARDS PLAN

This Amendment No. 1 to the Transdel Pharmaceuticals, Inc. 2007 Incentive Stock and Awards Plan (the “Plan”) is effective as of             , 2012.  The Plan is hereby amended by replacing Sections 4 and 5(a) in their entirety as follows:

4.

Stock Reserved for the Plan; Individual Limitations and Conditions on Awards.

(a)

Subject to adjustment as provided in Section 8 hereof, a total of 30,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan.

(b)

The maximum number of shares of Stock with respect to which Options may be granted to any Optionee in any calendar year shall be nine million (9,000,000) shares.  In connection with an Optionee’s commencement of employment or service with the Company or any Subsidiary, an Optionee may be granted Options for up to an additional one million (1,000,000) shares which shall not count against the limit set forth in the previous sentence.  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 8, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to an Optionee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Optionee.  For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(c)

For awards of Restricted Stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of Stock with respect to which such awards may be granted to any Grantee in any calendar year shall be nine million (9,000,000) shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 8, below.  Subject to the terms of the Plan, awards of Restricted Stock that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to satisfaction of performance criteria.  The performance criteria established by the Committee may be based on any one of, or combination of, the following:  (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.  The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Restricted Stock agreement.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the award intended to be performance-based compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an award intended to be performance-based compensation.

5.

Terms and Conditions of Options.

(a)

Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 8 below. “Fair Market Value” means: (i) if the Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of grant of the Option or Stock (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Stock is regularly quoted on an automated quotation system (including but not limited to the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of grant of the Option or Stock, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of grant of the Option or Stock (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

********

IN WITNESS OF THE FOREGOING, the undersigned Secretary of Transdel Pharmaceuticals, Inc. (the “Company”), certifies that the foregoing amendment to the 2007 Stock Awards and Incentive Plan was duly adopted by the Board of Directors of the Company on January 23, 2012 and approved by the stockholders of the Company on January 23, 2012.

/s/ Mark L. Baum

Mark L. Baum

Secretary